                               Kane Kessler, P.C.
                          1350 Avenue of the Americas
                               New York, NY 10019




                                 January 7, 2003


Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580

       RE: REGISTRATION STATEMENT ON FORM S-3 OF JARDEN CORPORATION
           --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Jarden Corporation, a Delaware corporation (the "Company"), and the Subsidiary Guarantors (as defined below) in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on behalf of the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission"). You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Registration Statement relates to the Company's offering of up to an aggregate of $150,000,000 of (i) one or more series of debt securities (the "Debt Securities"), which may be guaranteed (the "Guarantees") by the Company's subsidiaries set forth on Exhibit A hereto (the "Subsidiary Guarantors"), (ii) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), (iii) shares of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"), (iv) warrants to purchase debt securities, Common Stock, or Preferred Stock (the "Warrants"), or any combination of the foregoing (collectively, the "Securities"). Any series of Debt Securities and Warrants may be convertible and/or exchangeable for Common Stock, Preferred Stock, or another series of Debt Securities. Any series of Preferred Stock may be convertible and/or exchangeable for Common Stock or another series of Preferred Stock. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Prospectus.

         The Debt Securities will be issued pursuant to an indenture between the Company and a Trustee (the "Trustee"), and one or more supplements thereto (the "Indenture"). The Warrants will

January 7, 2003
Page 2

be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement"), by and between the Company and a warrant agent (each, a "Warrant Agent").

         We have examined copies of the Registration Statement, in the form filed with the Commission through the date hereof, the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, records of certain of the Company's and Subsidiary Guarantors' corporate proceedings as reflected in their respective minute books, and other records and documents that we have deemed necessary for purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth. We have also assumed, with respect to any court of a jurisdiction other than New York that may rule on an issue, the choice of New York law as the proper law to govern the Debt Securities will be, where applicable, given effect by the courts of any jurisdiction other than New York, and applied by such courts in proceedings relating to the Debt Securities and the Indenture.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors, public officials, and others, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts. As used herein, "to our knowledge," or words of similar import mean the actual knowledge, without independent investigation, of those lawyers in our firm actually involved with the Registration Statement.

         Based upon and subject to the foregoing and the statements contained herein, we are of the opinion that:

         1. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and assuming that (i) the terms of the shares of Common Stock are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares of Common Stock, the number of shares of Common Stock which the Company is authorized to issue in its Restated Certificate of Incorporation, as amended, will exceed the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock held as treasury shares, and (C) the number of shares of Common Stock which the Company is obligated to issue (or has otherwise reserved for issuance for any purposes), by at least the number of such shares of Common Stock, (iii) adequate

January 7, 2003
Page 3

consideration for such shares of Common Stock has been paid to, and received by the Company in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and
(iv) such shares of Common Stock, and the issuance thereof, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities, Warrants, and Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         2. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and when the powers, designations, preferences, and other rights and limitations of a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate of Incorporation of the Company, as amended, and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and assuming that (i) the terms of such shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares of Preferred Stock, the number of shares of Preferred Stock which the Company is authorized to issue in its Restated Certificate of Incorporation, as amended, will exceed the sum of (A) the number of shares of Preferred Stock outstanding, (B) the number of shares of Preferred Stock held as treasury shares, and (C) the number of shares of Preferred Stock which the Company is obligated to issue (or has otherwise reserved for issuance for any purposes), by at least the number of such shares of Preferred Stock, (iii) adequate consideration for the shares of Preferred Stock has been paid to, and received by the Company in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (iv) such shares, and the issuance thereof, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of Debt Securities, Warrants, and other series of Preferred Stock that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         3. When (a) the Warrant Agreement has been duly authorized, executed, and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established by a Warrant Agreement in accordance with applicable law (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto and any Prospectus Supplement(s) required by applicable

January 7, 2003
Page 4

laws have all become effective under the Securities Act, and assuming (i) that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
(ii) that the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute valid and binding obligations of the Company.

         4. When (a) the Indenture has been duly authorized, executed, and delivered by the Company, (b) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto and any Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (i) that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company.

         5. When (a) the Indenture has been duly authorized, executed, and delivered by the Company and the applicable Subsidiary Guarantor, (b) the Guarantees have been duly authorized, executed and delivered on behalf of such Subsidiary Guarantor and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming (i) that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) that the Guarantees as executed and delivered do not violate any law applicable to the applicable Subsidiary Guarantor or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor, (iii) that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to such Subsidiary Guarantor, whether imposed by any court or governmental or

January 7, 2003
Page 5

regulatory body having jurisdiction over such Subsidiary Guarantor, and (iv) that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of the applicable Subsidiary Guarantor.

         The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions:

         1. the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally;

         2. that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         3. provisions of the Debt Securities and Indenture may be unenforceable where (i) the breach of such provisions imposes restrictions or burdens upon the holders of the Debt Securities, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the obligee, (ii) the obligee's enforcement of such provisions under the circumstances would violate the obligee's implied covenant of good faith and fair dealing, (iii) the breach of such provision is not a material breach of a material covenant or provision, or (iv) enforcement thereof would violate public policy;

         4. the effect of statutes and rules of law which cannot be waived prospectively by an obligor;

         5.   we express no opinion as to the usury laws of any jurisdiction;

         6. we express no opinion as to the validity, legally binding nature or enforceability of (i) any provision contained in the Warrant, Warrant Agreement, Debt Securities, or the Indenture with respect to indemnification or contribution to the extent the enforcement thereof contravenes public policy, (ii) any provision contained in the Warrant, Warrant Agreement, Debt Securities, or the Indenture purporting to authorize the collection of attorneys' fees or the expenses incurred by a party in enforcing its rights under such Warrant, Warrant Agreement, Debt Securities, or Indenture, (iii) any provision in the Warrant, Warrant Agreement, Debt Securities, or the Indenture regarding choice of law or submission to jurisdiction and related service of process and venue, and (iv) any provision contained in the Warrant,

January 7, 2003
Page 6

              Warrant Agreement, Debt Securities, or the Indenture relating to waiver of remedies (or the delay or omission of enforcement thereof) or liquidated damages); and

         7. that the Warrants, Warrant Agreements, Debt Securities, Indenture, and Guarantees shall be governed by the laws of the State of New York.

         We express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus and the Prospectus Supplements which form a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We assume for purposes of this opinion that (i) each of the parties to the Warrant Agreement, other than the Company, and the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee and Warrant Agent are duly qualified to engage in the activities contemplated by the Indenture and Warrant Agreement, respectively; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Warrant Agreement has been duly authorized, executed and delivered by each of the parties to the Warrant Agreement (other than the Company) and constitutes a legally valid and binding obligation of such parties, enforceable against such parties in accordance with its terms;(v) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; (v) the Trustee and the parties to the Warrant Agreement (other than the Company) each has the requisite organizational and legal power and authority to perform its obligations under the Indenture and Warrant Agreement, respectively; and (vi) the Trustee is qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement.

         We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In rendering the opinions expressed herein, we have relied on matters relating to Indiana law on the opinion of Ice Miller, a copy of which is attached hereto as Exhibit B, with respect to Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, Alltrista Zinc Products, L.P., an Indiana limited partnership, and Hearthmark, Inc., an Indiana corporation. We express no opinion as to the application of the securities or blue sky laws of the State of Indiana to the issuance

January 7, 2003
Page 7

of the Debt Securities, the Guarantees, and the Common Stock.

         This opinion letter is limited to the specific legal matters expressly set forth herein, and no opinion is expressed or implied with respect to any matter not expressly stated herein. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.

                                    Very truly yours,

                                    KANE KESSLER, P.C.

                                /s/ Jeffrey S. Tullman
                                    ------------------

January 7, 2003
Page 8
                                                                       EXHIBIT A






1.       Alltrista Newco Corporation
2.       Alltrista Plastics Corporation
3.       Alltrista Zinc Products, L.P.
4.       Hearthmark, Inc.
5.       Quoin Corporation
6.       Tilia, Inc.
7.       Tilia Direct, Inc.
8.       Tilia International, Inc.

                                                                       EXHIBIT B

                             [ICE MILLER LETTERHEAD]
                         ONE AMERICAN SQUARE, BOX 82001
                           INDIANAPOLIS, IN 46282-0002




                                 January 7, 2003



Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York  10580

Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York  10019



         Re:      Registration Statement on Form S-3 of Jarden Corporation
                  --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special Indiana counsel to Jarden Corporation, a Delaware corporation formerly known as Alltrista Corporation (the "Company"), and each of Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, Alltrista Zinc Products, L.P., an Indiana limited partnership, and Hearthmark, Inc., an Indiana corporation (collectively, the "Indiana Guarantors" and individually an "Indiana Guarantor"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, filed on behalf of the Company and the Guarantors (as defined below) with the Securities and Exchange Commission relating to the Company's offering of up to an aggregate of $150 million of one or more series of debt securities (the "Debt Securities"), which will be issued pursuant to an indenture (the "Indenture") among the Company, the Guarantors (as defined in the Indenture), including the Indiana Guarantors, and a trustee, and will be guaranteed by the Indiana Guarantors and the other Guarantors. Capitalized terms not otherwise defined herein shall have the respective meaning assigned to such terms in the prospectus contained in the Registration Statement. The guarantees by the Indiana Guarantors under the Indenture with respect to the Debt Securities are collectively referred to herein as the "Guarantees."

         Except as described in this letter, we are not generally familiar with the Indiana Guarantors' businesses, records, transactions, or activities. Our knowledge of their businesses,

Jarden Corporation
Kane Kessler, P.C.
January 7, 2003
Page 2

records, transactions, and activities is limited to the information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Indiana Guarantors in connection with this opinion letter. We have examined copies, certified or otherwise identified to our satisfaction, of the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion, the documents listed in Exhibit A are hereinafter referred to collectively as the "Authorization Documents."

         In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

         We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Whenever our opinion or confirmation herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or belief, it is intended to signify that, during the course of our representation of the Indiana Guarantors, no information has come to the attention of the attorneys who participated in the representation which would give us actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Indiana Guarantors. Our representation of the Indiana Guarantors is limited to the transactions contemplated by the Registration Statement and other matters specifically referred to us by the Indiana Guarantors.

         In rendering this opinion letter to you, we have assumed with your permission:

         (a) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

         (b) The respective factual representations, statements and warranties of the Indiana Guarantors in the Guarantees and the Authorization Documents, and in the other

Jarden Corporation
Kane Kessler, P.C.
January 7, 2003
Page 3

         documents that we have reviewed, and upon which we have relied, are accurate, complete and truthful.

         (c) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, are accurate, complete and authentic.

         (d) The corporate records or other organizational records of each Indiana Guarantor provided to us are accurate and complete.

         (e) The financial condition of the Indiana Guarantors at all relevant times will be such as will permit the authorization, execution and performance of the Guarantees under Ind. Code 23-1-28.

         Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

         1. Each of Hearthmark, Inc., Alltrista Plastics Corporation, and Alltrista Newco Corporation is a corporation incorporated and validly existing under the law of the State of Indiana, for which the most recent required biennial report has been filed with the Indiana Secretary of State and no Articles of Dissolution appear as filed in the Indiana Secretary of State's records. Alltrista Zinc Products, L.P. is a limited partnership validly existing under the law of the State of Indiana for which no certificate of cancellation appears as filed in the Secretary of State's records.

         2. Each Indiana Guarantor, other than Alltrista Zinc Products, L.P., has all requisite corporate power and corporate authority under Indiana law to own and operate its properties and carry on its business as now conducted and to perform its obligations under the Guarantees. Alltrista Zinc Products, L.P. has all requisite limited partnership power and limited partnership authority under Indiana law to own and operate its properties and carry on its business as now conducted and to perform its obligations under its Guarantee.

         3. The performance of each Indiana Guarantor's obligations under the Guarantees has been duly authorized by all requisite corporate or limited partnership action on the part of such Indiana Guarantor.

         The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof. We do not undertake to advise you of any matter within the scope of this letter than comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein. We express no opinion other than as hereinbefore expressly set forth.

Jarden Corporation
Kane Kessler, P.C.
January 7, 2003
Page 4



No expansion of the opinions expressed herein may or should be made by implication or otherwise.

         We are informed that you are relying on this opinion letter in connection with Kane Kessler, P.C.'s opinion letter to the Company and the Company's offering pursuant to the Registration Statement. The foregoing opinion shall not be relied upon for any other purpose.

                                Very truly yours,

                                /s/ Ice Miller

                                    EXHIBIT A

                           LIST OF DOCUMENTS REVIEWED
                           --------------------------


1. Certificate of Existence for each of the Indiana Guarantors issued by the Indiana Secretary of State, each dated January 7, 2003.

2. Articles of Incorporation of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by the Indiana Secretary of State on April 15, 2002, to be a true and complete copy of the Articles of Incorporation of such Indiana Guarantor, as amended, and as further certified by an authorized officer of such Indiana Guarantor as of January 7, 2003, to be a true, current and complete copy thereof.

3. Bylaws of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by an authorized officer of such Indiana Guarantor as of January 7, 2003, to be a true and complete copy of the Bylaws of such Indiana Guarantor.

4. Certificate of Limited Partnership of Alltrista Zinc Products, L.P., as certified by the Indiana Secretary of State on April 15, 2002, to be a true and complete copy of the Certificate of Limited Partnership of Alltrista Zinc Products, L.P., as amended, and as further certified by an authorized officer of Alltrista Zinc Products, L.P. as of January 7, 2003, to be a true and complete copy thereof.

5. Partnership Agreement of Alltrista Zinc Products, L.P., as certified by an authorized officer of Alltrista Zinc Products, L.P. as of January 7, 2003, to be a true and complete copy of the Partnership Agreement of Alltrista Zinc Products, L.P.

6. Resolutions of the Board of Directors of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by an authorized officer of such Indiana Guarantor as of January 7, 2003.

7. Resolutions of the partners of Alltrista Zinc Products, L.P., as certified by an authorized officer of Alltrista Zinc Products, L.P. as of January 7, 2003.

8. Officers' Certificate of the Indiana Guarantors dated January 7, 2003, as to certain factual matters.